POWER OF ATTORNEY


	KNOW ALL BY THESE PRESENTS, that the undersigned hereby constitutes and appoints each of Thomas A. M'Guinness, Ariela St. Pierre and Jenny Kim of Visa Inc., a Delaware corporation (the "Company"), signing individually, the undersigned's true and lawful attorney in fact to: prepare and execute in the undersigned's name and on the undersigned's behalf, and submit to the U.S. Securities and Exchange Commission (the "SEC"), a Form ID or any successor form, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934 or any rule or regulation of the SEC; and prepare and execute for and on behalf of the undersigned, in the undersigned's capacity as a Section 16 officer of the Company and, Forms 3, 4 and 5 and any other forms or reports the undersigned may be required to file in connection with the undersigned's ownership, acquisition, or disposition of securities of the Company, and any amendments thereto, and cause such form(s) to be filed with the United States Securities and Exchange Commission pursuant to Section 16(a) of the Securities
Act of 1934, relating to the undersigned's ownership, disposition or acquisition of securities in the Company.

      The undersigned hereby grants to such attorneys-in-fact full power and authority to do and perform any and every act as requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that any such attorney-in-fact, or any such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that none of the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, is assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities
Exchange Act of 1934.

      This Power of Attorney shall remain in full force and effect until the earliest of: (1) the undersigned is no longer required to file Forms 3, 4 and 5 or any successor form with respect to the undersigned's holdings of, and transactions in, securities issued by the Company; (2) this Power of Attorney is revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact; or (3) as to a specific attorney-in-fact, employment of such attorney-in-fact and the company is terminated.

      IN WITNESS WHEREOF,IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 25th day of November, 2013.


By:
/s/ Rajat Taneja


Rajat Taneja


Executive Vice President of Technology